Calculation of Filing Fee Tables
S-8
TALPHERA, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, 2020 Equity Incentive Plan	Other	4,000,000	$ 1.39	$ 5,560,000.00	0.0001381	$ 767.84
2	Equity	Common Stock, $0.001 par value per share, 2011 Employee Stock Purchase Plan	Other	100,000	$ 1.39	$ 139,000.00	0.0001381	$ 19.20
Total Offering Amounts:						$ 5,699,000.00		$ 787.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 787.04
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that become issuable under the Registrant's 2020 Equity Incentive Plan and 2011 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. (2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Capital Market on August 5, 2026, which date is within five business days prior to the filing of this Registration Statement. (3) Represents 4,000,000 additional shares of the Registrant's common stock that are or that may become issuable under the Registrant's 2020 Equity Incentive Plan.

[2]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that become issuable under the Registrant's 2020 Equity Incentive Plan and 2011 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. (2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Capital Market on August 5, 2026, which date is within five business days prior to the filing of this Registration Statement. (4) Represents 100,000 additional shares of the Registrant's common stock that are or that may become issuable under the Registrant's 2011 Employee Stock Purchase Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources